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                                                                      EXHIBIT 21


                         ENCOMPASS SERVICES CORPORATION

                              List of Subsidiaries
                              --------------------
                             (As of March 1, 2001)

                                                             Jurisdiction
                 Name                                      of Incorporation
                 ----                                      ----------------
A-1 Mechanical of Lansing, Inc.                            Michigan
AA Advance Air, Inc.                                       Florida
A-ABC Appliance, Inc.                                      Texas
A-ABC Services, Inc.                                       Delaware
AA JARL, Inc.                                              Delaware
Advent Electric Co., Inc.                                  Tennessee
Air Conditioning, Plumbing & Heating Service Co., Inc.     Colorado
Aircon Energy Incorporated                                 California
Air Systems, Inc.                                          California
Airtron, Inc.                                              Delaware
Airtron of Central Florida, Inc.                           Florida
All Service Electric, Inc.                                 Florida
American Air Company, Inc.                                 California
AMS Arkansas, Inc.                                         Arkansas
Atlantic Electric Company, Inc.                            South Carolina
Atlantic Industrial Constructors, Inc.                     Virginia
B&R Electrical Services, Inc.                              Maryland
Barr Electric Corp.                                        Delaware
Building One Commercial, Inc.                              Missouri
Building One Service Solutions, Inc.                       Virginia
BUYR, Inc.                                                 Delaware
Callahan Roach Products & Publications, Inc.               Colorado
Cardinal Contracting Corporation                           Indiana
Central Air Conditioning Contractors, Inc.                 Delaware
Central Carolina Air Conditioning Company                  North Carolina
Chapel Electric Co.                                        Ohio
Charlie Crawford, Inc.                                     Delaware
ChiP Corp.                                                 Delaware
Clark Converse Electric Service, Inc.                      Ohio
Colonial Air Conditioning Company                          Delaware
Commercial Air Holding Company                             Maryland
Commercial Air, Power & Cable, Inc.                        Maryland
Conch Republic Corp.                                       Delaware
Continental Electrical Construction Co.                    Delaware
Costa and Rihl, Inc.                                       New Jersey

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                                                             Jurisdiction
                 Name                                      of Incorporation
                 ----                                      ----------------
Costa & Rihl Plumbing, Inc.                                New Jersey
Costner Brothers, Inc.                                     South Carolina
Cramar Electric, Inc.                                      Kansas
C. R. Hipp Construction Co., Inc.                          South Carolina
Del-Air Service Company, Inc.                              Tennessee
Delta Innovations, Ltd.                                    Ohio
Divco, Inc.                                                Washington
Diversified Management Services, U.S.A., Inc.              Virginia
Dynalink Corporation                                       Ohio
EDG Power Group, Inc.                                      Oklahoma
Electrical Construction, Inc.                              California
Electrical Design & Construction, Inc.                     Oklahoma
EET Holdings, Inc.                                         Delaware
Encompass Electrical Technologies - Florida, LLC           Delaware
Encompass Electrical Technologies of Nevada, Inc.          Nevada
Encompass Electrical Technologies of New England, Inc.     Delaware
Encompass Electrical Technologies of Texas, Inc.           Texas
Encompass Facility Services, Inc.                          Delaware
Encompass Global Technologies, Inc.                        Delaware
Encompass Ind./Mech. of Texas, Inc.                        Delaware
Encompass Management Co.                                   Delaware
Encompass Mechanical Services Southeast, Inc.              Mississippi
Encompass Services Holding Corp.                           Delaware
Encompass Services Indiana, L.L.C.                         Indiana
Engineering Design Group, Inc.                             Oklahoma
ESR PC, L.P.                                               Texas
Evans Services, Inc.                                       Alabama
FacilityDirect.com, LLC                                    Virginia
Ferguson Electric Corporation                              Delaware
Fred Clark Electrical Contractor, Inc.                     Texas
Gamewell Mechanical, Inc.                                  North Carolina
Garfield-Indecon Electrical Services, Inc.                 Ohio
Gilbert Mechanical Contractors, Inc.                       Minnesota
Gregory Electric, Inc.                                     Delaware
GroupMAC Texas L.P.                                        Texas
Gulf States, Inc.                                          Texas
Hallmark Air Conditioning, Inc.                            Delaware
HPS Plumbing Services, Inc.                                California
Hungerford Mechanical Corporation                          Virginia
HVAC Services, Inc.                                        Ohio
Hydro Cooling, Inc.                                        Florida
Interstate Building Services, LLC                          Virginia
Isla Morada, LLC                                           Delaware
Ivey Mechanical Services, L.L.C.                           Texas

                                       2
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                                                             Jurisdiction
                 Name                                      of Incorporation
                 ----                                      ----------------
K & N Plumbing, Heating and Air Conditioning, Inc.         Delaware
Laney's, Inc.                                              Delaware
L. T. Mechanical, Inc.                                     Delaware
Lexington/Ivey Mechanical Company, L.L.C.                  Kentucky
Linford Service Co.                                        California
MacDonald-Miller Co., Inc.                                 Washington
MacDonald-Miller Industries, Inc.                          Washington
MacDonald-Miller of Oregon, Inc.                           Delaware
MacDonald-Miller Service, Inc.                             Washington
Masters, Inc.                                              Maryland
Mechanical Services of Orlando, Inc.                       Florida
Merritt Island Air & Heat, Inc.                            Delaware
National Network Services, Inc.                            Delaware
Oil Capital Electric, Inc.                                 Oklahoma
Omni Mechanical Company                                    Oklahoma
Omni Mechanical Services                                   Oklahoma
Pacific Rim Mechanical Contractors, Inc.                   California
Paul E. Smith Co., Inc.                                    Indiana
Phoenix Electric Company                                   Delaware
Stephen C. Pomeroy, Inc.                                   Delaware
Process Design Builders, LLC                               South Carolina
Pro Wire Security Systems, Inc.                            Kansas
Ray and Claude Goodwin, Inc.                               Florida
Regency Electric Company, Inc.                             Florida
Regency Electric Company Atlanta Office, Inc.              Georgia
Regency Electric Company Charlotte Office, Inc.            North Carolina
Regency Electric Company Jacksonville, Inc.                Florida
Regency Electric Company Memphis Office, Inc.              Tennessee
Regency Electric Company Orlando Office, Inc.              Florida
Regency Electric Company Projects Group, Inc.              Florida
Regency Electric Company South Florida Office, Inc.        Florida
Reliable Mechanical, Inc.                                  Delaware
Riviera Electric Construction Co.                          Colorado
Riviera Electric of California, Inc.                       California
Robinson Mechanical Company                                Colorado
Romanoff Electric Corp.                                    Ohio
Roth Companies Incorporated                                Indiana
Sanders Bros., Inc.                                        South Carolina
Sequoyah Corporation                                       Washington
Sibley Services, Incorporated                              Tennessee
SKC Electric, Inc.                                         Kansas
SKCE, Inc.                                                 Kansas
S. L. Page Corporation                                     Florida

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                                                             Jurisdiction
                 Name                                      of Incorporation
                 ----                                      ----------------
Snyder Mechanical                                          Nevada
Southeast Mechanical Service, Inc.                         Florida
Statewide Heating &Air Conditioning, Inc.                  Delaware
Sterling Air Conditioning, Inc.                            Delaware
Sullivan Electric, Inc.                                    Tennessee
Sun Plumbing, Inc.                                         Florida
Taylor-Hunt Electric, Inc.                                 Utah
Team Mechanical, Inc.                                      Utah
The Farfield Company                                       Delaware
The Lewis Companies, Inc.                                  Oklahoma
Tower Electric Company                                     Delaware
Town & Country Electric, Inc.                              Wisconsin
Tri-City Electrical Contractors, Inc.                      Florida
tri-M Corporation                                          Pennsylvania
Tri-State Acquisition Corp.                                Nevada
United Acquisition Corp.                                   Iowa
United Service Alliance, Inc.                              Delaware
Van's Comfortemp Air Conditioning, Inc.                    Florida
Vantage Mechanical Contractors, Inc.                       Maryland
Vermont Mechanical, Inc.                                   Delaware
Wade's Heating and Cooling, Inc.                           Florida
Watson Electrical Construction Co.                         North Carolina
Wayzata, Inc.                                              Delaware
Wiegold & Sons, Inc.                                       Florida
Willis Refrigeration, Air Conditioning & Heating, Inc.     Ohio
Wilson Electric Company, Inc.                              Arizona
Yale Incorporated                                          Minnesota
Zwart, Inc.                                                Colorado

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